Exhibit 23.1

Suites 1701-02, 17/F., FWD Financial Centre 308 Des Voeux Road Central, Sheung Wan, Hong Kong 香港上環德輔道中308號富衛金融中心17樓1701-02室 Tel電話: (852) 2123-1695 Fax傳真: (852) 2122-9481

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fenbo Holdings Limited of our report dated May 13, 2025 relating to the consolidated financial statements, which appears in Fenbo Holdings Limited ‘s Form 20-F for the years ended December 31, 2022, 2023 and 2024.

/s/ SR CPA & Co

Hong Kong

July 9, 2025